                                                                 Exhibit 4.01(b)

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

                                     MINUTES
                  Regarding the Board Meeting Held July 23,2003
                  ---------------------------------------------

Approval of 6.875% Senior Notes due 2013
----------------------------------------

          WHEREAS, the Board of Directors of Westinghouse Air Brake Technologies Corporation (the "Company") authorized and approved, at the Board meeting held on May 21, 2003, the sale of up to $175 million in aggregate principal notes with an interest rate not to exceed 7.25%;

          WHEREAS, the Company desires to proceed with the sale of $150 million in 6.875% Senior Notes due 2013 (the "Notes");

          WHEREAS, such Notes will be guaranteed (the "Guarantees") by MotivePower, Inc., Railroad Friction Products Corporation, RFPC Holding Corporation, Wabtec Corporation, Wabtec Distribution Company, Wabtec Holding Corp., Wabtec Transportation Technologies, Wabtec Railway Electronics Corporation and Young Touchstone Company (the "Guarantors") (the Notes, together with the Guarantees are referred herein as the "Securities");

          WHEREAS, J.P. Morgan Securities Inc. has agreed to act as the representative (the "Representative") of the several Initial Purchasers (as later defined herein) of the Securities pursuant to the Purchase Agreement by and between the Company and the Initial Purchasers (the "Purchase Agreement") and it is proposed that the Securities be issued and sold to J.P Morgan Securities Inc. and the other Initial Purchasers listed on Schedule 1 of the Purchase Agreement (the "Initial Purchasers") pursuant to a Purchase Agreement executed by the Company, the Guarantors and the Representative for itself and on behalf of the several Initial Purchasers;

          WHEREAS, the Securities will be issued pursuant to an Indenture (the "Indenture") executed by the Company and the Bank of New York (the "Trustee");

          WHEREAS, the Securities will in turn be sold to Qualified Institutional Buyers ("QIBs") as defined in Rule 144A and Regulation S under the Securities Act of 1933 (the "Act") pursuant to an Offering Memorandum;

          WHEREAS, the Securities will be exchanged for Exchange Securities and Private Exchange Securities, if any, as defined in the Registration Rights Agreement (as later defined herein), in a Registered Exchange Offer pursuant to an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") executed by the Company, the Guarantors and the Representative for itself and on behalf of the several Initial Purchasers;

          WHEREAS, the Company and the Trustee must deliver to the Depository Trust Company ("DTC") executed copies of a Letter of Representations as required by DTC.

          NOW THEREFORE, on motion duly made, seconded and unanimously approved, it is hereby:

          RESOLVED, that the Board of Directors (the "Board") does hereby ratify, authorize and approve the preparation and distribution of the Offering Memorandum, including the delivery without charge to the Initial Purchasers and the counsel for the Initial Purchasers of as many copies of the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

          RESOLVED FURTHER, that the Board does hereby ratify, approve any such amendments or supplements to the Offering Memorandum as may become necessary at any time prior to completion of the resale of the Securities by the Initial Purchasers in order that the Offering Memorandum will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law;

          RESOLVED FURTHER, that the Board does hereby ratify, authorize and approve the execution and delivery of the Purchase Agreement, Registration Rights Agreement, Indenture and Letter of Representations;

          RESOLVED FURTHER, that the Board does hereby ratify, authorize and approve the issuance and execution by the Company of 6.875% Senior Notes in the amount of up to $150 million, which Securities, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"):

          RESOLVED FURTHER, that the Board does hereby ratify and approve the engagement of the Initial Purchasers as the Company's purchasers of the Securities in exchange for a discount on the initial purchase price and upon the other terms and conditions set forth in the Purchase Agreement, and does hereby approve the sale by the Company to the Initial Purchasers of the entire principal amount of the Securities at a price and in a principal amount not to exceed $150 million approved by the Pricing Committee;

          RESOLVED FURTHER, that the Pricing Committee is hereby formed and is made up of Alvaro Garcia-Tunon;

          RESOLVED FURTHER, that the Bank of New York be, and hereby is, appointed to act as Trustee, Registrar and Paying Agent (the "Trustee") under the Indenture and as Registrar and Paying Agent with regard to the Securities; and the form of resolutions, if any, submitted by the Trustee in connection therewith are hereby approved and adopted;

          RESOLVED FURTHER, that the Board does hereby understand and agree that the Company will from time to time take such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that neither the Company, the Guarantors nor any of its other subsidiaries shall be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction;

          RESOLVED FURTHER, that the Board does hereby authorize and approve the Company's assistance to the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by NASD relating to trading in The PORTAL Market and for the Securities to be eligible for clearance and settlement through DTC;

          RESOLVED FURTHER, that the Board does hereby understand and agree that the Company will (i) prepare and, not later than 105 days following the date of original issuance of the Securities (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Act with respect to a proposed offer to the holders of the Securities (the "Registered Exchange Offer") to issue and deliver to such holders, in exchange for the Securities, a like aggregate principal amount of debt securities of the Company (the "Exchange Securities") that are identical in all material respects to the Securities, except for the transfer restrictions relating to the Securities, (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act no later than 150 days after the Issue Date and the Registered Exchange Offer to be consummated no later than 180 days after the Issue Date and (iii) keep the Exchange Offer Registration Statement effective for not less than 30 days after the date on which notice of the Registered Exchange Offer is mailed to the holders.

          RESOLVED FURTHER, that the Board does hereby agree that the Exchange Securities will be issued under an indenture (the "Exchange Securities Indenture") to be identical in all material respects to the Indenture except for the transfer restrictions relating to the Securities, and does hereby approve the execution and delivery of such Exchange Securities Indenture;

          RESOLVED FURTHER, that the Board does hereby ratify, authorize and approve the issuance and execution of Exchange Securities and Private Exchange Securities, if any, pursuant to the Registration Rights Agreement, which Exchange Securities and Private Exchange Securities, if any, when duly executed, issued and authenticated and delivered as provided in the Exchange Securities Indenture and Registration Rights Agreement in exchange for the Securities, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company and the Guarantors entitled to the benefits of the Exchange Securities Indenture and enforceable against the Company and the Guarantors in accordance with their terms, pursuant to the Enforceability Exceptions;

          RESOLVED FURTHER, that the Board does hereby ratify and approve the payment of all expenses incident to the performance of its obligations under the Purchase Agreement, including (i) the preparation of the Offering Memorandum and all amendments and supplements thereto, (ii) preparation, issuance and delivery of the Securities, including any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under state securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky memorandum, (v) the printing and delivery to the Initial Purchasers, in quantities as hereinabove stated, copies of the Offering Memorandum and any amendments or supplements thereto, (vi) the delivery to the Initial Purchasers of copies of any Blue Sky memorandum, (vii) the filing fees and expenses, if any, incurred with respect to any filing with the NASD made in connection with The PORTAL Market, and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors;

          RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized for and on behalf of the Company and in its name to take any and all further action and to deliver all such documents, certificates, letters and other instruments as any one of them may deem necessary or advisable in order to carry out the full intent and purposes of the foregoing resolutions, the taking of any such action to constitute conclusive evidence of the exercise of such discretionary authority.

                                      - 3 -